EXHIBIT 10S

                           SUMMIT BANCSHARES, INC.
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

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                              TABLE OF CONTENTS

ARTICLE I....................................................................1
  Section 1.01.  of Plan.....................................................1
  Section 1.02.  Purposes....................................................1

ARTICLE II.  DEFINITIONS
  Section 2.01.  Agreement...................................................1
  Section 2.02.  Bank........................................................1
  Section 2.03.  Beneficiary.................................................1
  Section 2.04.  Board.......................................................1
  Section 2.05.  Change of Control...........................................1
  Section 2.06.  Committee...................................................2
  Section 2.07.  Company Account.............................................3
  Section 2.08.  Company.....................................................3
  Section 2.09.  Disability..................................................3
  Section 2.10.  Employee....................................................3
  Section 2.11.  Just Cause..................................................3
  Section 2.12.  Normal Retirement Date......................................3
  Section 2.13.  Participant Account.........................................4
  Section 2.14.  Participant.................................................4
  Section 2.15.  Plan........................................................4
  Section 2.16.  Policy......................................................4
  Section 2.17.  Retirement..................................................4
  Section 2.18.  Transferred Amounts.........................................4

ARTICLE III.  ADMINISTRATION
  Section 3.01.  Administration of the Plan..................................4
  Section 3.02.  Operation of Committee......................................4
  Section 3.03.  Committee Decisions.........................................4
  Section 3.04.  Committee Powers............................................5
  Section 3.05.  Committee Conflicts of Interest.............................5
  Section 3.06.  Delegation of Responsibilities..............................5
  Section 3.07.  Duties of the Committee.....................................5
  Section 3.08.  Records and Reports.........................................6
  Section 3.09.  Appointment of Agents.......................................6
  Section 3.10.  Information From Company....................................6
  Section 3.11.  Payment of Expenses.........................................6
  Section 3.12.  Claims Procedure............................................6

ARTICLE IV.  Participation and Benefit
  Section 4.01.  Participation...............................................7
  Section 4.02.  Benefit.....................................................7


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ARTICLE V.  VESTING
  Section 5.01.  Accounts....................................................7
  Section 5.02.  Death.......................................................7
  Section 5.03.  Disability..................................................7
  Section 5.04.  Retirement..................................................8
  Section 5.05.  Termination of Employment...................................8
  Section 5.06.  Change in Control...........................................8
  Section 5.07.  Bankruptcy..................................................8
  Section 5.08.  Termination of/Withdrawal from this Plan....................9

ARTICLE VI.  FORFEITURE
  Section 6.01.  Nondisclosure...............................................9
  Section 6.02.  Nonsolicitation and Noncompetition.........................10
  Section 6.03.  Survival...................................................11

ARTICLE VII.  AMENDMENT AND TERMINATION
  Section 7.01.  Amendment of the Plan......................................12
  Section 7.02.  Termination of the Plan....................................12

ARTICLE VIII.  TAXATION
  Section 8.01.  Taxation of Premium Payments...............................12
  Section 8.02.  Taxation upon Transfer of Policy...........................12

ARTICLE IX.  MISCELLANEOUS
  Section 9.01.  Nontransferability.........................................12
  Section 9.02.  No Claim or Right..........................................12
  Section 9.03.  General Creditors..........................................12
  Section 9.04.  Applicable Law.............................................12
  Section 9.05.  Venue......................................................12
  Section 9.06.  Gender and Number..........................................13
  Section 9.07.  Unsecured Interest.........................................13
  Section 9.08.  Employment.................................................13

ARTICLE X.  BENEFICIARIES
  Section 10.01.  Beneficiary Designation...................................13
  Section 10.02.  No Beneficiary Designation/Death of Beneficiary...........13
  Section 10.03.  Personal Data to Committee................................14
  Section 10.04.  Address for Notification..................................14


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                             SUMMIT BANCSHARES, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                   ARTICLE I.

Section 1.01. Establishment of Plan. Summit Bancshares, Inc. (the "Company") hereby establishes, effective as of January 1, 2002, a supplemental executive retirement plan for certain executives, which shall be known as the SUMMIT BANCSHARES, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the "Plan"). With respect to participants participating in this Plan, this Plan supersedes any existing plans (including the Restated Management Security Plan of Summit Bancshares, Inc.) which provide or provided the same or similar benefits unless specifically continued by the Board.

Section 1.02. Purposes. The purposes of this Plan are to enable the Company and its wholly owned subsidiary, Summit Bank, National Association (the "Bank") to attract and retain employees of outstanding competence and to provide additional retirement benefits for such employees. This Plan is intended to constitute an unfunded plan primarily for the purpose of providing certain benefits for a select group of management or highly compensated employees.

                            ARTICLE II. DEFINITIONS

Section 2.01. Agreement shall mean the Summit Bancshares, Inc. Supplemental Executive Retirement Plan Agreement as entered into between the Company and each Participant in this Plan.

Section 2.02. Bank shall mean Summit Bank, National Association and any other direct or indirect subsidiary of the Company adopting this Plan.

Section 2.03. Beneficiary shall mean the person, persons, or estate of a Participant, entitled to receive any benefits as a result of the death of a Participant under this Plan or any Policy issued hereunder.

Section 2.04. Board shall mean the board of directors of the Company unless otherwise indicated or the context otherwise requires.

Section 2.05. Change of Control shall mean

      (a) a change in the ownership of the capital stock of the Company where a corporation, person, or group acting in concert (other than the Bank or the Company, or any savings, pension, or other benefit plan for the benefit of employees of the Company, the Bank or subsidiaries thereof) (a "Person") as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), holds or acquires, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) a number of shares of capital stock of the Company which constitutes fifty-one percent (51%) or

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more of the combined voting power of the Company's then outstanding capital stock then entitled to vote generally in the election of the Board;

      (b) the persons who were members of the Board immediately prior to a tender offer, exchange offer, contested election, or any combination of the foregoing, cease to constitute a majority of the Board;

      (c) the effective date of a merger, consolidation, or reorganization plan that is adopted by the Board involving the Company in which the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company. For purposes of this Plan, a sale of all or substantially all of the assets of the Company shall be deemed to occur if any Person acquires (or during the consecutive three hundred sixty-five (365) calendar day period ending on the date of the most recent acquisition by such Person, has acquired) gross assets of the Company that have an aggregate fair market value equal to fifty-one percent (51%) of the fair market value of all of the gross assets of the Company immediately prior to such acquisition or acquisitions;

      (d) a tender offer or exchange offer is made by any Person which is successfully completed and which results in such Person beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) either fifty-one percent (51%) or more of the Company's outstanding shares of capital stock or shares of capital stock having fifty-one percent (51%) or more of the combined voting power of the Company's then outstanding capital stock (other than an offer made by the Company), and sufficient shares are acquired under the offer to cause such Person to own fifty-one percent (51%) or more of the voting power; or

      (e) any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in any of the preceding clauses of this Section 2.05.

Provided, however, that a shareholder may make the following transfers and such transfers shall be deemed not to be a Change of Control:

            (i) to any trust described in section 1361(c)(2) of the Internal Revenue Code of 1986, as amended ("Code") that is created solely for the benefit of any shareholder or any spouse of or any lineal descendant of any shareholder;

            (ii)  to any individual by bona fide gift;

            (iii) to any spouse or former spouse pursuant to the terms of a decree of divorce;

            (iv) to any officer or Employee of the Bank or the Company pursuant to any incentive stock option plan established by the shareholders; or

            (v)   to any family member.

Section 2.06. Committee. shall mean the Committee established pursuant to
Section 3.02 to manage and administer this Plan.

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Section 2.07. Company Account shall mean the account under each Policy (as defined herein), established on behalf of the Company, as more fully described in Section 4.02 hereof.

Section 2.08. Company shall mean Summit Bancshares, Inc.

Section 2.09. Disability shall mean a total and permanent disability as determined by the Social Security Administration.

Section 2.10. Employee shall mean any person who is in the regular full-time employment of the Company and/or the Bank, as determined by the personnel rules and practices of the Company and/or the Bank. The term Employee shall not include persons retained by the Company and/or the Bank who are solely retained as consultants.

Section 2.11. Just Cause shall mean

      (a) any act or omission by Participant constituting fraud, embezzlement or misappropriation of funds under the laws of the State of Texas or the United States of America;

      (b) conviction of, or a plea of nolo contendere by, Participant to a felony;

      (c) the willful or reckless failure by Participant to adhere to the Bank's or the Company's written policies, or the willful or reckless engaging by Participant in misconduct which causes, or is most likely to cause, a material monetary injury or other material harm to the Bank or the Company; or

      (d) gross negligence in the performance by Participant of the duties in his written position description with the Bank or the Company (but only after receiving written notice thereof and being given a reasonable period, of not less than sixty (60) calendar days, to cure said performance by taking such reasonable corrective action as shall be reasonably within his power during the cure period);

      provided, however, as a condition precedent to the termination of Participant's employment under (c) or (d) of this Section 2.11, there shall have been delivered to Participant a copy of a resolution duly adopted at a meeting of the Board by the affirmative vote of not less than three-quarters (3/4) of the Board (excluding Participant), that, in the good faith opinion of the Board, there is factual evidence that Participant committed such conduct as set forth in the referenced subparagraphs above. Provided, however, that the Board shall deliver to the Participant the factual evidence on which it based its opinion and that not later than sixty (60) calendar days thereafter, the Board shall provide Participant with counsel and an opportunity to reasonably defend himself against such claims and the Board agrees to hear and consider in good faith Participant's defense. As of the effective date of this Plan, there is no cause known to the Board, to issue a resolution as provided in this Section 2.11.

Section 2.12. Normal Retirement Date shall mean the first day of the month following the later of the month in which the Participant attains his or her sixty-fifth (65) birthday or completes his fifth (5th) anniversary of continuous employment with the Company and/or Bank.

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Section 2.13. Participant Account shall mean the account under each Policy, established on behalf of each Participant, as more fully described in Section
4.02 hereof.

Section 2.14. Participant shall mean an Employee who is selected to participate in this Plan by the Committee and who agrees to be bound by the terms of this Plan as evidenced by such Participant's execution of a Summit Bancshares, Inc. Supplemental Executive Retirement Plan Agreement.

Section 2.15. Plan shall mean this Summit Bancshares, Inc. Supplemental Executive Retirement Plan, as amended from time to time.

Section 2.16. Policy shall mean any life insurance policy (which includes, but is not limited to, a jointly owned variable universal life insurance policy) purchased by the Company with respect to each Participant hereunder.

Section 2.17. Retirement shall mean a Participant's termination of employment with the Company and/or the Bank, on or after his Normal Retirement Date.

Section 2.18. Transferred Amounts shall mean the amounts attributable to the cash surrender value in the policies held by the Company to fund its obligations under the Restated Management Security Plan of Summit Bancshares, Inc. and earnings thereon, if any.

ARTICLE III. ADMINISTRATION

Section 3.01. Administration of the Plan. This Plan shall be administered by the Committee consisting of one (1) or more individuals not to exceed seven (7) individuals. If no Committee has been appointed by the Board, the Board shall act as the Committee. All references herein to administration of this Plan will refer to the Committee, and not the Board, unless otherwise provided.

Section 3.02. Operation of Committee. Subject to Section 3.01, the Committee shall be appointed by the Board, and the Board may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. A majority of its members shall constitute a quorum of the Committee. All determinations of the Committee shall be made by a majority of such quorum. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee shall also have express authorization to hold Committee meetings by means of telephone conference or other similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 3.03. Committee Decisions. Decisions and determinations made by the Committee shall be final and binding upon all parties, including the Company and/or Bank, Participants, and Employees. Subject to the express provisions of this Plan, the Committee shall, in its sole discretion have complete authority to: (a) interpret this Plan; (b) to establish, modify and amend any rules and regulations adopted by the Committee relating to this Plan; and (c) to make any other determinations it believes necessary or advisable for the administration of this Plan.

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Section 3.04. Committee Powers. Subject to the express provisions in Section
4.01 hereof, the Committee shall have exclusive power to select in its sole discretion those Employees employed by the Company and/or the Bank who will participate in this Plan and who will be eligible to receive benefits under this Plan. In making such determination, the Committee may take into account the nature of the services rendered by the respective Employees, their present and potential contributions to the success of the Company and/or the Bank, and such other factors as the Committee in its discretion shall deem relevant.

Section 3.05. Committee Conflicts of Interest. Notwithstanding any other provision of this Plan, no member of the Committee shall participate in any manner in a determination to allow such member to become a Participant in this Plan or provide to such member benefits under Article IV hereof, or in the determination of the terms and conditions thereof.

Section 3.06. Delegation of Responsibilities. The responsibilities of each member of the Committee may be specified by the Board. In the event no such delegation is made by the Board, the members of the Committee may delegate the responsibilities among themselves, in which event the Committee shall notify the Board in writing of such action and specify the responsibilities of each member. The Board thereafter shall accept and rely upon any documents executed by the appropriate member or until such time as the Board and the members of the Committee file with the Board a written revocation of such designation.

Section 3.07. Duties of the Committee. The primary responsibility of the Committee is to administer this Plan for the exclusive benefit of Participants and their Beneficiaries, subject to the specific terms of this Plan. The Committee shall administer this Plan in accordance with its terms and shall have the power and discretion to construe the terms of this Plan and to determine all questions arising in connection with the administration, interpretation, and application of this Plan. Any such determination by the Committee shall be conclusive and binding upon all persons. The Committee may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of this Plan. The Committee shall have all powers necessary or appropriate to accomplish their duties under this Plan.

       The Committee shall be charged with the duties of the general administration of this Plan, including, but not limited to, the following:

      (a) to determine, in its sole discretion, the eligibility of Employees to participate or remain a Participant pursuant to Section 4.01 and to receive benefits under this Plan;

      (b) to maintain all necessary records for the administration of this Plan;

      (c) to interpret the provisions of this Plan and to make and publish such rules for regulation of this Plan as are consistent with the terms hereof;

      (d) to determine the size and type of any Policy to be purchased from any insurer, and to designate the insurer from which such contract shall be purchased;

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      (e) to compute and certify to the Board from time to time the premiums and other amounts to be paid under each Policy held hereunder; and

      (f) to assist any Participant regarding his rights, benefits, or elections available under this Plan.

Section 3.08. Records and Reports. The Committee shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of this Plan, and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

Section 3.09. Appointment of Agents. The Committee may engage accountants, legal counsel, specialists, advisors, actuaries, and other persons as the Committee deems necessary or desirable in the connection with the administration of this Plan.

Section 3.10. Information From Company. To enable the Committee to perform their functions, the Company and/or the Bank shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their hours of service, their years of service, their Retirement, death, Disability, or termination of employment, and such other pertinent facts as the Committee may require. The Committee may rely upon such information as is supplied by the Company and/or the Bank and shall have no duty or responsibility to verify such information.

Section 3.11. Payment of Expenses. All expenses of administration of the Plan shall be paid by the Company and/or the Bank. Such expenses shall include any expenses incident to the functioning of the Committee, including, but not limited to, fees of accountants, counsel, advisors, actuaries, and other specialists and their agents, and other costs of administering this Plan.

Section 3.12. Claims Procedure. If any benefits become payable under this Plan, the Participant (or designated Beneficiary in the case of the Participant's death) shall file a claim for benefits by notifying the Committee in writing. If the claim is wholly or partially denied, the Committee shall provide a written notice within ninety (90) days specifying the reason for the denial, the appropriate provisions on which the denial is based, and additional material or information necessary to receive benefits, if any. Such written notice shall indicate the steps to be taken if a review of the denial is desired.

(a) Plan Administrative Procedures. If a claim is denied and a review is desired, the Participant (or designated Beneficiary in the case of the Participant's death) shall notify the Committee in writing within ninety (90) days after receipt of a written notice of a denial of a claim. In requesting a review, the Participant or Beneficiary may review any appropriate documents and submit any written issues and comments he or she feels are appropriate. The Committee shall then review the claim and provide a written decision within sixty (60) days of receipt of a request for review. This decision shall state the specific reasons for the decision and shall include references to specific provisions on which the decision is based.

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      (b) Other Actions. If the determination reached by the Committee is unacceptable by the Participant (or designated Beneficiary), the Participant (or designated Beneficiary) shall be subject to mandatory arbitration as more fully described in such Participant's Agreement.

                     ARTICLE IV. Participation and Benefit

Section 4.01. Participation. Participants shall be selected by the Committee from Employees of the Company and/or the Bank. No Employee shall be excluded because he or she is also a member of the Board. An Employee shall not become a Participant hereunder unless and until such Participant has executed an Agreement setting forth the terms of such Participant's benefits to be provided hereunder and is determined to be insurable by the Company's and/or the Bank's selected insurer.

Section 4.02. Benefit. The Company shall purchase on behalf of each Participant a Policy (which may be jointly owned by the Company and each Participant) providing benefits to the Participant in the amount and in the manner specified in each Participant's Agreement. The Company shall make contributions, as determined in its sole discretion, sufficient to fund the premiums due under each Policy as determined hereunder (and pursuant to the terms of each such Participant's Agreement). Each Policy shall be made up of:
(i) a Company Account, which shall hold all funds contributed by the Company to fund the Policies with respect to the Participants hereunder which have not yet been transferred over to the Participant Account; and (ii) a Participant Account which shall hold all funds contributed by the Company which: (a) are fully vested; (b) have been transferred over to the Participant Account; and (c) have been included in the taxable income of such Participant.

                               ARTICLE V. VESTING

Section 5.01. Accounts.

      (a) Participant Accounts. The amounts credited to each Participant's Participant Account held under the Policy shall always be immediately and fully vested.

      (b) Company Accounts. The amounts credited to the Company Account held under the Policy with respect to a Participant shall vest as set forth in this Article.

Section 5.02. Death. In the event the Participant dies while still an active Participant in this Plan, the Participant shall be entitled to the benefit as set forth under the Policy, subject to the terms of the Policy, which shall constitute the sole benefit a Participant is entitled to hereunder.

Section 5.03. Disability. In the event a Participant terminates employment as a result of Disability while still an active Participant in this Plan, amounts credited to the Company Account under the Policy (as determined pursuant to such Participant's Agreement) shall be transferred over to the Participant's Participant Account and the benefit owed to the Participant hereunder (and pursuant to the terms of such Participant's Agreement) shall be immediately vested at such time.

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Section 5.04. Retirement. Upon a Participant's Normal Retirement Date,
amounts credited to the Company Account under the Policy and all Transferred Amounts owed Participant, pursuant to such Participant's Agreement, if any, shall be transferred over to the Participant's Participant Account and the benefit owed to the Participant hereunder (and pursuant to the terms of such Participant's Agreement) shall be immediately vested at such time. Section
5.05. Termination of Employment.

      (a) After Five (5) Years of Service. In the event of a Participant's voluntary or involuntary termination of employment for any reason other than death, Disability, Change in Control, or Just Cause, following the Participant's fifth (5th) anniversary of continuous employment with the Company and/or Bank, amounts credited to the Company Account under the Policy and all Transferred Amounts owed to Participant pursuant to such Participant's Agreement, if any, upon the second (2nd) anniversary of such Participant's termination of employment (provided the Participant has not violated the terms of Article VI hereof and provided the Participant has not been rehired by the Company and/or Bank prior to such date) shall be transferred over to the Participant's Participant Account (based upon the balance in the Company Account at the time of such Participant's termination of employment) and the benefit owed to the Participant hereunder (and pursuant to the terms of such Participant's Agreement) shall be immediately vested at such time.

      (b) Prior to Five (5) Years of Service. In the event of a Participant's voluntary or involuntary termination of continuous employment for any reason other than death, Disability, or Change in Control prior to his fifth (5th) anniversary of continuous employment with the Company and/or Bank, amounts credited to the Company Account under the Policy shall be immediately forfeited and any rights such Participant may have had with respect to any Policy purchased hereunder shall end and the joint ownership relationship in such Policy between the Company and the Participant will terminate with all rights in such Policy accruing solely to the benefit of the Company.

Section 5.06. Change in Control. In the event of a Change of Control, amounts credited to the Company Account under the Policy and all Transferred Amounts owed Participant, pursuant to such Participant's Agreement, if any, shall be transferred over to the Participant's Participant Account and the benefit owed to the Participant hereunder (and pursuant to the terms of such Participant(s)' Agreement) shall be immediately vested at such time.

Section 5.07. Bankruptcy. Subject to Section 9.03, in the event the Company declares bankruptcy, amounts credited to the Company Account under the Policy and all Transferred Amounts owed Participant, pursuant to such Participant's Agreement, if any, shall be transferred over to the Participant's Participant Account and the benefit owed to the Participant hereunder (and pursuant to the terms of such Participant(s)' Agreement) shall be immediately vested at such time.

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Section 5.08. Termination of/Withdrawal from this Plan.

      (a) Termination by Company of Plan. In the event the Company terminates this Plan for any reason, amounts credited to the Company Account under the Policy and all Transferred Amounts owed Participant, pursuant to such Participant's Agreement, if any, shall be transferred over to the respective Participant's Participant Account and the benefit owed to the Participant hereunder (and pursuant to the terms of such Participant(s)' Agreement) shall be immediately vested at such time.

      (b) Withdrawal of Company and/or Bank from Plan. In the event the Company and/or the Bank or any one of them terminates their participation in this Plan for any reason, amounts credited to the Company Account under the Policy and all Transferred Amounts owed Participant, pursuant to such Participant's Agreement, if any, with respect to all Participants employed by such Company and/or Bank that is terminating its participation hereunder shall be transferred over to the Participant's Participant Account and the benefit owed to such Participant(s) hereunder (and pursuant to the terms of such Participant(s)' Agreement) shall be immediately vested at such time.

                             ARTICLE VI. FORFEITURE

      Notwithstanding any other provision of this Plan or any Participant's Agreement to the contrary, in the event a Participant violates any provision of this Article VI during the two (2) year period following such Participant's termination of employment for any reason other than Disability or Retirement, all non-vested rights and benefits otherwise owing to a Participant hereunder shall be immediately forfeited and any rights such Participant may have had with respect to any Policy purchased hereunder shall end and the joint ownership relationship in such Policy between the Company and the Participant will terminate with all rights in such Policy accruing solely to the benefit of the Company.

Section 6.01. Nondisclosure. The Company and/or the Bank have provided and/or will provide the Participant with access to confidential, proprietary, and highly sensitive information relating to the business of the Company and the Bank which is a competitive asset of the Company and/or the Bank, which may include, without limitation, information pertaining to: (i) the identities of customers with which or whom the Company and/or the Bank do or seek to do business, as well as the point of contact persons and decision-makers at these customers; (ii) the identities of the vendors and suppliers with which or whom the Company and/or the Bank do or seek to do business, as well as the point of contact persons and decision-makers at these vendors and suppliers; (iii) the volume of business and the nature of the business relationship between the Company and/or the Bank and their customers, vendors and suppliers; (iv) the particular product, service, and pricing preferences of existing and potential customers; (v) the financing methods employed by and arrangements between the Company and/or the Bank and their existing or potential customers, vendors, or suppliers; (vi) the pricing of the Company's and/or the Bank's products and services, including any deviations from its standard pricing for particular customers, vendors, or suppliers; (vii) the Company's and/or the Bank's costs, expenses, and overhead associated with the creation, production, delivery and maintenance of its products and services; (viii) the Company's and/or the Bank's business plans and strategy, including territory assignments and rearrangements, sales and administrative staff expansions, marketing and sales

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plans and strategy, proposed adjustments in compensation of sales personnel, revenue, expense and profit projections, and industry analyses; (ix) information regarding the Company's and/or the Bank's employees, including their identities, skills, talents, knowledge, experience, compensation, and preferences; (x) financial information about the Company and/or the Bank; (xi) the Company's and/or the Bank's financial results and business conditions; and (xii) computer programs and software developed by the Company and/or the Bank or their consultants. The confidential, proprietary, and highly sensitive information is hereinafter referred to as "Proprietary Information." Proprietary Information shall include only such information of which Participant has specific knowledge.

            (a) Proprietary Information does not include information or know-how which: (1) was in the Participant's possession prior to its disclosure to him by the Company and/or the Bank (as shown by competent written evidence in the Participant's files and records immediately prior to the time of disclosure); or (2) is approved for release by written authorization of the Company and/or the Bank.

            (b) The Company and/or the Bank will disclose Proprietary Information to the Participant in order to enable him to perform his duties for the Company and/or the Bank. The unauthorized disclosure of Proprietary Information could place the Company and/or the Bank at a competitive disadvantage. Consequently, the Participant shall not: (1) use, at any time, any Proprietary Information for his own benefit and for the benefit of any person, entity, or corporation other than the Company and/or the Bank; or (2) disclose, directly or indirectly, any Proprietary Information to any person who is not a current employee of the Company and/or the Bank, except in the performance of the duties assigned to him by the Company and/or the Bank, at any time prior or subsequent to the termination of his employment with the Bank, without the express, written consent of the Company and the Bank. The Participant shall not make copies, except in the performance of the duties assigned to him by the Company and/or the Bank, of any Proprietary Information, except as authorized in writing by the Company and the Bank.

            (c) Any and all items or documents, including items or documents containing Proprietary Information, furnished by the Company and/or the Bank or otherwise acquired or developed by the Participant in connection with his employment or association with the Company and/or the Bank (collectively, "Recipient Materials") shall at all times by the property of the Company and the Bank. Within twenty-four (24) hours after the termination of his employment or association with the Company and/or the Bank, the Participant shall return to the Company and the Bank any Recipient Materials that are in his possession, custody, or control.

Section 6.02. Nonsolicitation and Noncompetition. The Participant has received and/or will receive specialized knowledge and training and Proprietary Information (as outlined above) from the Company and/or the Bank during the term of this Plan, and such knowledge, training, and/or Proprietary Information would provide an unfair advantage if used to compete with the Company and/or the Bank. Participant shall not, while Participant is employed with the Bank and/or the Company and for a two (2) year period following Participant's termination of employment, directly or indirectly, individually or as an owner, lender, consultant, adviser, independent contractor, employee, partner, officer, director or in any other capacity, alone or in association

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

with other persons or entities, own, assist, finance, participate in or be employed within a fifty (50)- mile radius of downtown Fort Worth, Texas by: (i) any National or State chartered banking institution or bank holding company; or
(ii) any business or other endeavor that is in direct competition with the Company or the Bank in any business that the Company or the Bank was engaged in during Participant's employment. Because Participant has developed and/or may develop considerable personal contacts with the clients served by the Company or the Bank during his employment with the Bank and/or the Company, Participant shall not, while Participant is employed with the Bank and/or the Company and for a period of two (2) years following such Participant's termination of employment, shall not, either directly or indirectly, solicit individuals or other entities that are customers or potential customers (as defined below) of the Bank or the Company for banking services or any other services which are in competition with the services provided by the Bank or the Company during Participant's employment. While Participant is employed with the Bank and/or the Company and for a period of two (2) years following such Participant's termination of employment, Participant shall not, either directly or indirectly, solicit any employee or other independent contractor of the Company or the Bank to terminate his employment or contract with the Company or the Bank. For the purposes of this Plan, the term "potential customer" shall mean any person or entity contacted by the Company or the Bank or any of its affiliates, officers, directors, employees, shareholders, agents or representatives during the period that Participant was an employee of the Company or the Bank for the purpose of soliciting business in connection with the business of the Company or the Bank. The prohibitions contained in this Article 6 do not apply to purely social contacts and shall only apply to those persons or entities which Participant knows, or reasonably should know, are potential customers, pursuant to this
Section 6.2.

Section 6.03. Survival. The Participant's obligations under this Article VI shall survive the termination of his employment with the Bank and/or the Company but shall terminate (other than Participant's obligations under Section 6.01(b) which shall be non-terminable) at the end of the two (2) year period following the termination of Participant's employment. The Participant's obligations under this Article are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which he may have to the Company and/or the Bank under general legal or equitable principles, or other policies implemented by the Company and/or the Bank.

    ARTICLE VII. DISCLOSURE, SOLICITATION, COMPETITION FOLLOWING RETIREMENT

Section 7.01. Restrictions. Notwithstanding any other provision of this Plan or any Participant's Agreement to the contrary, Participant agrees that for a two (2) year period following such Participant's termination of employment by reason of Retirement, Participant will not, directly or indirectly, engage in any activity in violation of Article VI above.

Section 7.02. Remedies. In the event that Participant violates any of the provisions set forth in Section 7.01 above, the Company and/or the Bank shall be entitled to immediate injunctive relief, either by temporary or permanent injunction, to prevent such a violation, and such injunctive relief shall be in addition to any other legal or equitable relief to which the Company and/or the Bank.

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

                    ARTICLE VIII. AMENDMENT AND TERMINATION

Section 8.01. Amendment of the Plan. This Plan may be amended only by formal written action by the Board and to the extent any Participant's benefit under this Plan is affected thereby, only upon the written consent of such Participant.

Section 8.02. Termination of the Plan. This Plan is intended to be permanent, however, the Board expressly reserves the right to terminate this Plan subject to Section 5.08(a) hereof.

                              ARTICLE IX. TAXATION

Section 9.01. Taxation of Premium Payments. Each Participant shall be taxed on the amount of premiums paid by the Company with respect to such Policy which have been transferred to such Participant's Participant Account under the Policy.

Section 9.02. Taxation upon Transfer of Policy. Each Participant shall be taxed on the remaining benefit due hereunder (pursuant to the terms of this Plan and such Participant's Agreement) upon the transfer of all such amounts remaining in the Company Account under such Policy to the Participant Account under such Policy. If such transfer occurs because of a Change in Control, the Company shall pay to each Participant in the form of an annual bonus such amount as the Company deems necessary to satisfy any Federal, State, or local taxes due hereunder (at the time such taxes are assessed) that the Participant incurs solely as a result of the transfer of such amounts from the Company Account to the Participant Account under such Policy.

                            ARTICLE X. MISCELLANEOUS

Section 10.01. Nontransferability. Subject to Section 11.01, no assignment or transfer of benefits, whether voluntary or involuntary, by operation of law or otherwise, shall vest in any assignee or transferee any interest or right whatsoever in benefits hereunder.

Section 10.02. No Claim or Right. No Employee, officer, director or other person shall have any claim or right to be granted benefits under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Employee, officer, director or other person any right to be retained in the employ of the Company and/or the Bank.

Section 10.03. General Creditors. All Policies held by the Company under this Plan are subject to the claims of the general creditors of the Company until such time as the Policy is transferred to the Participant and all joint ownership rights of the Company in such Policy (if any) are terminated. Any obligation of the Company under this Plan to pay insurance premiums hereunder is merely an unfunded, unsecured, promise to pay benefits in the future.

Section 10.04. Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the state of Texas to the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended.

Section 10.05. Venue. VENUE IN ANY SUCH DISPUTE, WHETHER IN FEDERAL OR STATE COURT, WILL BE LAID IN TARRANT COUNTY, TEXAS. EACH PARTY

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

HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (a) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (b) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (c) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

Section 10.06. Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

Section 10.07. Unsecured Interest. No Participant or Beneficiary shall have any interest whatsoever in any specific asset of the Company other than such Policy granted hereunder and then only in the amounts credited to such Participant's Participant Account hereunder.

Section 10.08. Employment. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company and/or the Bank.

                           ARTICLE XI. BENEFICIARIES

Section 11.01. Beneficiary Designation. To the extent not otherwise provided in the Policy, any Participant may from time to time designate, in writing, any person or persons, contingently or successively, to whom the Policy will pay his or her benefits under this Plan in the event of his or her death. The Committee will prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Committee, the form effectively revokes all designations filed prior to that date by the same Participant.

Section 11.02. No Beneficiary Designation/Death of Beneficiary. To the extent not otherwise provided in the Policy, if a Participant fails to name a Beneficiary, or if the Beneficiary named by a Participant predeceases him, or if the Beneficiary designation is invalid or void, the Participant's benefit will be paid in the following order of priority to:

      (a) The Participant's surviving spouse;

      (b) The Participant's surviving children, in equal shares; or

      (c) The Participant's estate.

If the Beneficiary does not predecease the Participant, but dies prior to distribution of the Participant's entire benefit, the remaining benefit will be paid to the Beneficiary's estate unless the Participant's Beneficiary designation provides otherwise.

If the Committee has any doubt as to the proper Beneficiary to receive payments under this Plan, it shall have the right to withhold such payments until the matter is finally adjudicated or otherwise settled, as determined by the Committee. Any payment made by the Committee in good faith and in accordance with the provisions of this Plan and a Participant's Agreement and

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

Beneficiary designation shall fully discharge the Committee and the Company from all further obligations with respect to such payment.

Section 11.03. Personal Data to Committee. Each Participant and Beneficiary must furnish to the Committee such evidence, data, or information as it relates to this Plan as the Committee considers necessary or desirable for the purpose of administering this Plan. The provisions of this Plan are effective for the benefit of each Participant (and Beneficiary) upon the condition precedent that such Participant (or Beneficiary) will furnish promptly full, true, and complete evidence, data, and information when requested by the Committee, provided the Committee advises each Participant (or Beneficiary) of the effect of his or her failure to comply with its request.

Section 11.04. Address for Notification. Each Participant and each Beneficiary of a deceased Participant must file with the Committee from time to time, in writing, his post office address and any change of post office address. Any communication, statement, or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Committee, or as shown on the records of the Company, binds the Participant, or Beneficiary, for all purposes of this Plan.

      IN WITNESS WHEREOF, the Company has caused this instrument to be executed on the 30th day of April, 2002, pursuant to prior action taken by its Board of Directors.

                               SUMMIT BANCSHARES, INC.

                               By:    /s/ Bob G. Scott
                                      -----------------------------------

                               Name:  Bob G. Scott
                                      -----------------------------------

                               Title: Executive Vice President
                                      -----------------------------------


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